As filed with the Securities and Exchange Commission on August 14, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VASCULAR BIOGENICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Jonathan Netanyahu St.

Or Yehuda

Israel 60376

972-634-6450

(Address of Principal Executive Offices)

Employee Share Ownership and Option Plan (2014)

(Full Title of the Plans)

CT Corporation System

111 8th Avenue

New York, New York 10011

(212) 894-8800

(Name and Address of Agent For Service)

Copies to:

Mitchell S. Bloom, Esq. Lawrence S. Wittenberg, Esq. Goodwin Procter LLP 100 Northern Ave Boston, MA 02210 (617) 570-1055	Yuval Horn, Adv. Keren Kanir, Adv. Horn & Co., Law Offices Amot Investments Tower 2 Weizmann St., 24th Floor Tel Aviv, Israel 6423902 972-3-637-8200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, NIS 0.01 par value per share	1,027,911 (3)	$4.17	$4,286,388.87	$496.80

1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares which become issuable under the 2014 Employee Share Ownership and Option Plan (the “2014 Plan”) by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding ordinary shares.
2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s ordinary shares, as quoted on the Nasdaq Global Market, on August 11, 2017.
3)	Represents an automatic increase of 1,027,911 Ordinary Shares to the number of shares available for issuance under the 2014 Plan, effective January 1, 2017 as was further approved by the Board of Directors in its meeting held on March 21, 2017. The remainder of ordinary shares available for issuance under the 2014 Plan were previously registered on registration statements on Form S-8 (Registration No. 333-210583) on April 4, 2016 and Form S-8 filed with the Securities and Exchange Commission on March 3, 2015 (Registration No. 333-202463).

Explanatory Note

This Registration Statement on Form S-8 registers additional Ordinary Shares under the Registrant’s 2014 Employee Share Ownership and Option Plan (the “2014 Plan”). The aggregate number of Ordinary Shares reserved and available for issuance under the 2014 Plan is subject to an approved mechanism for annual increase each January 1, which began in January 2015, by an amount equal to four percent of the number of Ordinary Shares issued and outstanding on a fully diluted basis on the immediately preceding December 31 or such lesser number of Ordinary Shares as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2017, the number of Ordinary Shares reserved and available for issuance under the Plan increased by 1,027,911 as was further approved by our Board of Directors in its meeting held on March 21, 2017. This Registration Statement registers these additional 1,027,911 Ordinary Shares. The additional Ordinary Shares are of the same class as other securities relating to the 2014 Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-210583) on April 4, 2016 and Form S-8 (Registration No. 333-202463) on March 3, 2015, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-210583) and Form S-8 (Registration No. 333-202463) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Or Yehuda, Israel, on this 14th day of August, 2017.

Vascular Biogenics Ltd.

By:	/s/ Dror Harats
Dror Harats
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Vascular Biogenics Ltd., hereby severally constitute and appoint Dror Harats and Amos Ron, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on this 14th day of August, 2017.

Signatures	Title	Date

/s/ Dror Harats Dror Harats	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2017

/s/ Bennett M. Shapiro Bennett M. Shapiro	Non-Executive Director	August 14, 2017

/s/ Ruth Arnon Ruth Arnon	Non-Executive Director	August 14, 2017

/s/ Jecheskiel Gonczarowski Jecheskiel Gonczarowski	Non-Executive Director	August 14, 2017

/s/ Ruth Alon Ruth Alon	Non-Executive Director	August 14, 2017

/s/ Ron Cohen Ron Cohen	Non-Executive Director	August 14, 2017

/s/ Philip Serlin Philip Serlin	Non-Executive Director	August 14, 2017

/s/ Amos Ron Amos Ron	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2017

Authorized Representative in the United States August 14, 2017
/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Association of the Registrant(1)

4.2	Memorandum of Association of the Registrant as amended(2)

4.3	Amendment to Memorandum of Association of the Registrant(3)

4.4	Employee Share Ownership and Option Plan (2014) of the Registrant, and form of Capital Gains Option Agreement thereunder(4)

5.1	Opinion of Horn & Co, Law Offices, Israeli legal counsel of the Registrant

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, Independent Registered Public Accounting Firm

23.2	Consent of Horn & Co, Law Offices (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-196584), filed previously with the Commission on June 25, 2014 and incorporated by reference herein.
(2)	Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-196584), filed previously with the Commission on June 25, 2014 and incorporated by reference herein.
(3)	Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form F-1 (File No. 333-196584), filed previously with the Commission on June 25, 2014 and incorporated by reference herein.
(4)	Filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form F-1 (File No. 333-196584), filed previously with the Commission on June 25, 2014 and incorporated by reference herein.